AGREEMENT

          THIS AGREEMENT ("Agreement") made as of the __th day of June, 2001, by and among PSB BANCORP, INC., a Pennsylvania bank holding company (the "Company"), FIRST PENN BANK, a
Pennsylvania-chartered commercial bank (the "Bank"), and JOHN J.
O'CONNELL, an individual (the "Executive").

                            WITNESSETH

          WHEREAS, the Company, the Bank and the Executive desire to enter into an agreement regarding, among other things, the employment of the Executive by the Company and the Bank, all as hereinafter set forth.

                            AGREEMENT:

          NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. Employment. The Company and the Bank each hereby employ the Executive, and the Executive hereby accepts employment with the Company and the Bank, on the terms and conditions set forth in this Agreement.

          2. Duties of Employee. The Executive shall perform and discharge well and faithfully such duties as an executive officer of the Company and of the Bank as may be assigned to the Executive from time to time by the respective Boards of Directors of the Company and the Bank. The Executive shall be employed as the Chairman of the Board of the Bank and shall hold such other titles as may be given to him from time to time by the respective Boards of Directors of the Company and the Bank.

          3. Term of Employment. The Executive's employment under this Agreement shall be for a period (the "Employment Period") commencing upon the date of this Agreement and ending at the end of the term of this Agreement pursuant to Section 16 hereof, unless the Executive's employment is sooner terminated in accordance with Section 5 hereof or one of the following provisions:

               (a)  Termination for Cause.  The Executive's
employment under this Agreement may be terminated at any time during the Employment Period for "Cause" (as herein defined), by action of the Boards of Directors of the Company and of the Bank, upon giving notice of such termination to the Executive at least fifteen (15) days prior to the date upon which such termination shall take effect. As used in this Agreement, "Cause" means any of the following events:

                    (i)  The Executive willfully violates any
     law, rule or regulation (other than traffic violations or similar offenses that would not in the Boards' determination effect his ability to perform and discharge his duties hereunder);

                    (ii)  The Executive breaches his fiduciary
     duty involving personal profit or engages in an act of personal dishonesty in the performance of his duties;

                    (iii)  The Executive fails to perform his
     duties to the Board's satisfaction;

                    (iv)  A court of competent jurisdiction
     makes a determination that the Executive is incompetent by reason of the fact that he is unable to manage his own affairs by reason of insanity or feeble mindedness;

                    (v)  The Executive willfully fails to follow
     the lawful instructions of the Board of Directors of the Company or the Bank after the Executive's receipt of written notice of such instructions, other than a failure resulting from the Executive's incapacity because of physical or mental illness; or

                    (vi)  The Executive violates the covenant
     not to compete contained in Section 7 hereof.

In addition, the Executive's employment under this Agreement shall not be deemed to have been terminated for "Cause" under Sections 3(a)(i), (ii) or (iv) above if such termination took place solely as a result of:

                    (i)  Any act or omission believed by the
     Executive, in good faith, to have been in, or not opposed to, the best interests of the Company and the Bank; or

                    (ii)  Any act or omission in respect of
     which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Articles of Incorporation or By-laws of the Company or the Bank or the directors' and officers' liability insurance of the Company or the Bank, in each case as in effect at the time of such act or omission.

If the Executive's employment is terminated under the provisions of this Section 3(a), then all rights of the Executive under
Section 4 hereof shall cease as of the effective date of such termination.

               (b)  Suspension Pursuant to Notice.  If the
Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section1818(e)(3) and (g)(1)), the Company's and the Bank's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company and the Bank may in their discretion (i) pay the Executive all or part of the compensation withheld while the Company's and Bank's obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of the obligations under this Agreement which were suspended.

               (c)  Termination Pursuant to Order.  If the
Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section1818(e)(4) or (g)(1)), all obligations of the Company and Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Company, the Bank and the Executive shall not be affected.

               (d) Termination Upon Default. If the Bank is in default (as defined in Section 3(x) of the Federal Deposit Insurance Act (the "FDIA")), all obligations under this Agreement shall terminate as of the date of default, but this subsection shall not affect any vested rights of the Company, the Bank or the Executive.

               (e) Termination by the Federal Deposit Insurance Corporation. All obligations under this Agreement shall terminate, if the Chairman of the Federal Deposit Insurance Corporation (the "FDIC") or his or her designee (i) enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or
(ii) approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by such Chairman or designee to be in an unsafe and unsound condition. Any rights of the Company, the Bank or the Executive that have already vested, however, shall not be affected by such action.

               (f) Termination Without Cause. The Executive's employment under this Agreement may be terminated at any time during the Employment Period without "Cause" (as defined in Section 3(a) hereof), by action of the Boards of Directors of the Company and of the Bank, upon giving notice of such termination to the Executive at least thirty (30) days prior to the date upon which such termination shall take effect. If the Executive's employment is terminated under the provisions of this Section 3(f), then the Executive shall be entitled to receive the compensation set forth in Section 6 hereof.

               (g) Retirement; Death. If the Executive retires or dies, the Executive's employment under this Agreement shall be deemed terminated as of the date of the Executive's retirement or death, and all rights of the Executive under
Section 4 hereof shall cease as of the date of such termination and any benefits payable to the Executive shall be determined in accordance with the retirement and insurance programs of the Company and of the Bank then in effect.

               (h)  Incapacity.  If the Executive is
incapacitated by accident, sickness, or otherwise so as to render the Executive mentally or physically incapable of performing the services required of the Executive under Section 2 of this Agreement for a continuous period of six (6) months, then, upon the expiration of such period or at any time thereafter, by action of the Boards of Directors of the Company and of the Bank, the Executive's employment under this Agreement may be terminated immediately upon giving the Executive notice to that effect. If the Executive's employment is terminated under the provisions of this Section 3(h), then all rights of the Executive under Section 4 hereof shall cease as of the last business day of the week in which such termination occurs and any benefits payable to the Executive shall be determined in accordance with the retirement and insurance programs of the Company and of the Bank then in effect.

          4. Employment Period Compensation.

               (a)  Salary.  For services performed by the
Executive under this Agreement, the Bank shall pay the Executive a salary during the Employment Period, at the rate of $160,000 per year, payable at the same times as salaries are payable to other executive employees of the Bank. The Bank may, from time to time, increase the Executive's salary, and any and all such increases shall be deemed to constitute amendments to this
Section 4(a) to reflect the increased amounts, effective as of the dates established for such increases by the Board of Directors of the Bank in the resolutions authorizing such increases.

               (b)  Bonus.  For services performed by the
Executive under this Agreement, the Bank may pay the Executive an annual bonus and such other bonus or bonuses as the Bank, in its sole discretion, deems appropriate. The payment of any such bonuses shall not reduce or otherwise affect any other obligation of the Company and/or the Bank to the Executive provided for in this Agreement.

               (c) Other Benefits. The Company and/or the Bank will provide the Executive, during the Employment Period, with benefits in the aggregate not less favorable than those received by executives of the Bank, as such benefits exist on the date hereof (including, without limitation, the use of an automobile at the Bank's expense).

               (d) Salary Deferral. The Executive may request that the payment of any portion of his base salary for any year be deferred. Such request must be made in writing to the Bank before the beginning of such calendar year and must include the period of deferral requested by the Executive (the "Deferral Period"). If the Board of Directors of the Bank approve such request, the Executive shall be entitled to receive, at the end of the Deferral Period, the deferred portion of his base salary plus interest, which interest shall be computed by reference to an annual interest rate determined each year by the Board of Directors of the Bank. Any salary which is deferred as described herein shall be credited to an account on the books of the Bank established in the name of the Executive. However, this account shall not be funded, and neither the Company nor the Bank shall be deemed to be a trustee for the Executive with respect to any deferred salary. The liabilities of the Company and the Bank to the Executive hereunder are those of a debtor pursuant to such contractual obligations as are created by this Agreement. No liabilities which arise under this Section 4(d) shall be deemed to be secured by any pledge or other encumbrance on any property of the Company or of the Bank. The Company and the Bank shall not be required to segregate any funds representing such deferred salary, and nothing herein shall be construed as providing for such segregation.

          5.  Resignation of the Executive for Good Reason.

               (a)  The Executive may resign for "Good Reason"
(as herein defined) at any time during the Employment Period, as hereinafter set forth. As used in this Agreement, "Good Reason" means any of the following:

                    (i)  Any material adverse change in the
     Executive's responsibilities or authority which is inconsistent with the Executive's status as Chairman of the Board of the Bank;

                    (ii)  Any reduction in title;

                    (iii)  Any reassignment of the Executive to
     a principal place of employment which requires the Executive to move his principal residence and is more than thirty (30) miles from the Bank's principal executive office on the date of this Agreement;

                    (iv) Any removal of the Executive from
     office except for any termination of the Executive's employment for Cause under the provisions of Section 3(a) hereof;

                    (v)  Any reduction in the Executive's annual
     base salary as in effect on the date hereof or as the same may be increased from time to time;

                    (vi)  Any failure by the Company and/or the
     Bank to provide the Executive with benefits at least as favorable as those enjoyed by the Executive under any of the pension, life insurance, medical, health and accident, disability or other employee benefit plans of the Company or of the Bank in which the Executive participated on the date hereof, or the taking of any action that would materially reduce any of such benefits, unless such reduction is part of a reduction applicable in each case to all participant employees;

                    (vii)  Any material breach of this Agreement
     on the part of the Company or the Bank.

               (b) At the option of the Executive, exercisable by the Executive within 90 days after the occurrence of the event constituting "Good Reason," the Executive may resign from employment under this Agreement by a notice in writing (the "Notice of Termination") delivered to the Company and the Bank and the provisions of Section 6 hereof shall thereupon apply.

          6. Rights in Event of Termination of Employment. In the event that the Executive resigns from employment for Good Reason by delivery of a Notice of Termination to the Company and the Bank, or the Executive's employment is terminated by the Company or the Bank without Cause pursuant to Section 3(f) (and so long as the Executive is not terminated pursuant to Sections 3(b), (c), (d), (e), (g) or (h) hereof) the Executive shall be entitled to receive the amounts and benefits set forth in this
Section 6.

               (a) Over a period of 36 months from the date of termination of employment, the Bank shall pay the Executive three times his Average Annual Compensation (as hereinafter defined), reduce to present value at the Bank's discretion.

                    (i)  For purposes of this Agreement, the
     term "Average Annual Compensation" means the sum of (A) a dollar amount equal to the average of the Executive's base salary during each of his five most recent years of employment hereunder (or such fewer number of years as the Executive is employed under the terms of this Agreement), and (B) a dollar amount equal to the average of the bonuses the Executive received during each of the five most recent years of employment hereunder (or such fewer number of years as Executive is employed under the terms of this Agreement).

                    (ii)  Amounts required to be paid to the
     Executive under Section 6(a) shall be paid in equal monthly installments, beginning thirty (30) days following the date of termination of employment.

               (b) For a period of 36 months from the date of termination of employment, the Company and the Bank shall continue to provide the Executive with all life, disability, medical insurance and other employee insurance benefits in effect with respect to the Executive during the year prior to his termination of employment, or, if the Company or the Bank cannot provide such benefits because the Executive is no longer an employee, a dollar amount equal to the cost to the Executive of obtaining such benefits (or substantially similar benefits).

               (c) Upon full payment of the compensation due under Section 6(a) hereof or upon reaching the earliest age at which the Executive could retire under plans of the Company or of the Bank then in effect, whichever is later, the Bank shall pay to the Executive annual benefits for life equal to the difference between (i) what the Executive would be entitled to under the retirement plan of the Bank in effect on the date hereof if he had remained in his position (at his Average Annual Compensation at Termination) until normal retirement at age 65 and assuming that such benefit were paid in the form of a straight life annuity, and (ii) what he is in fact entitled to pursuant to the applicable plan, calculated on the basis of a straight life annuity, based on the actual date of termination.

               (d)  The Executive shall have the unilateral
right to reduce the benefits otherwise payable to him, or on his behalf, under this section to the extent such reduction would result in his netting, after all applicable taxes, more benefits.

               (e) Any payments made to Executive hereunder or otherwise are subject to and conditioned upon their compliance with both 12 USC Section1828(k) and Section 280G of the Internal Revenue Code, as amended and any regulations promulgated under either.

          7.  Covenant Not to Compete.

               (a)  The Executive hereby acknowledges and
recognizes the highly competitive nature of the business of the Company and of the Bank and accordingly agrees that, during and for the applicable period set forth in Section 7(c) hereof, the Executive shall not:

                    (i)  Be engaged, directly or indirectly,
     either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of, any person, firm, corporation, or enterprise engaged, in (1) the banking or financial services industry, or (2) any other activity in which the Company, the Bank or their subsidiaries are engaged during the Employment Period, in any county in which, at any time during the Employment Period or at the date of termination of the Executive's employment, a branch, office or other facility of the Company, the Bank or their subsidiaries are located, or in any county contiguous to such a county, including contiguous counties located outside of the Commonwealth of Pennsylvania (the "Non-Competition Area");

                    (ii)  Provide financial or other assistance
     to any person, firm, corporation, or enterprise engaged in
     (1) the banking or financial services industry, or (2) any other activity in which the Company, the Bank or their subsidiaries are engaged during the Employment Period, in the Non-Competition Area.

               (b) It is expressly understood and agreed that, although the Executive, the Company and the Bank consider the restrictions contained in Section 7(a) hereof reasonable for the purpose of preserving for the Company, the Bank and their subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 7(a) hereof is an unreasonable or otherwise unenforceable restriction, the provisions of Section 7(a) hereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may determine or indicate to be reasonable.

               (c) The provisions of this Section 7 shall be applicable commencing on the date of this Agreement and ending on one of the following dates, as applicable:

                    (i)  If the Executive's employment is
     terminated in accordance with the provisions of Sections
     3(d), (e), (f) or (h) or Section 16 hereof, the effective date of termination of employment;

                    (ii)  If Executive's employment is
     terminated in accordance with the provisions of Section 3(a), (b), (c) or (g) hereof or Executive voluntarily terminates his employment other than in accordance with the provisions of Section 5 hereof, twenty-four (24) months following the effective date of termination of employment; or

                    (iii) If Executive voluntarily terminates his employment in accordance with the provisions of Section
     5 hereof, the date of the Notice of Termination.

               (d)  The provisions of this Section 7 do not
apply if the Executives employment is terminated in accordance with the provisions of Section 3(a)(iii).

          8. Remedies. The Executive acknowledges and agrees that the remedy at law of the Company and of the Bank for a breach or threatened breach of any of the provisions of Section 7 hereof would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Executive of any of the provisions of Section 7 hereof, it is agreed that, in addition to any remedy at law, the Company and the Bank shall be entitled to, without posting any bond, and the Executive agrees not to oppose any request of the Company and the Bank for, equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting the Company and the Bank from pursuing any other remedies available to them for such breach or threatened breach.

          9. Arbitration. The Company, the Bank and the Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement, except those arising from the enforcement of the Covenant Not to Compete, are to be submitted for resolution to the American Arbitration Association ("Association") in Philadelphia, Pennsylvania. The Company and the Bank, or the Executive, may initiate an arbitration proceeding at any time by giving notice to the others in accordance with the rules of the Association. The Association shall designate a single arbitrator to conduct the proceeding, but the Company and the Bank, and the Executive, may, as a matter of right, require the substitution of a different arbitrator chosen by the Association. Each such right of substitution may be exercised only once. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, the Company and the Bank, and the Executive, shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein.

          10. Legal Expenses. If the Executive obtains a judgment or settlement which enforces a right or benefit under this Agreement, the Company and/or the Bank shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive in seeking to obtain or enforce such right or benefit.

          11. Notices. Any notice required or permitted to be given under this Agreement shall, to be effective hereunder, be given to both the Company and the Bank, in the case of notices given by the Executive, and shall, to be effective hereunder, be given by both the Company and the Bank. Any such notice shall be deemed properly given if in writing and if mailed by express, registered or certified mail, postage prepaid with return receipt requested, to the residence of the Executive, in the case of notices to the Executive, and to the respective principal offices of the Company and of the Bank, in the case of notices to the Company and to the Bank.

          12. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive, an executive officer of the Company, and an executive officer of the Bank, each such officer specifically designated by the Boards of Directors of the Company and of the Bank, respectively. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          13. Assignment. This Agreement shall not be assignable by any party hereto, except by the Company and the Bank to any successor in interest to the respective businesses of the Company and the Bank.

          14. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreement of the parties.

          15.  Successors, Binding Agreement.

               (a) The Company and the Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company and/or the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and the Bank would be required to perform it if no such succession had taken place. Failure by the Company and the Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a material breach of this Agreement. As used in this Agreement, "the Company" and the "Bank" shall mean the Company and the Bank as hereinbefore defined and any successor to the business and/or assets of the Company and/or the Bank as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

               (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die while any amount would be payable to the Executive under this Agreement if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or, if there is no such designee, to the Executive's estate.

          16.  Termination.

               (a)  Unless the Executive's employment is
terminated pursuant to the provisions of Section 3 or Section 5 hereof, the term of this Agreement shall be for a three (3) year period commencing on June 29, 2001 and ending on June 29, 2004. This Agreement shall be automatically renewed on June 29th of each year (the "Annual Renewal Date") for a period ending three
(3) years from each Annual Renewal Date unless either party shall give written notice of nonrenewal to the other party at least sixty (60) days prior to an Annual Renewal Date or the Boards of Directors of the Company and the Bank fail to approve the extension at a duly called meeting of such Boards. In furtherance of the foregoing, the Company and the Bank shall each use their best efforts to cause its Board of Directors to meet in the month preceding each notice date to vote upon the extension of the term.

               (b) Any termination of the Executive's employment under this Agreement or of this Agreement shall not affect the provisions of Sections 7, 8 or 9 hereof, which shall survive any such termination and remain in full force and effect in accordance with their respective terms.

          17. Mitigation/Offset. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise; provided, however, that for each dollar of compensation earned by the Executive from another employer, a corresponding dollar amount of any sum otherwise payable to, or for the benefit of, the Executive under Section 6 hereof shall be reduced by twenty percent (20%). Application of this Section shall be subject to the following rules:

                    (i)  The reduction provision of this
     subsection shall apply only to compensation earned by the Executive during the period of time he is receiving payments described in Section 6(a) hereof.

                    (ii)  Compensation earned from another
     employer shall include compensation deferred under any qualified or nonqualified arrangement.

                    (iii)  Compensation earned from another
     employer shall be determined on an annual basis by reference to the Executive's date of termination of employment.

                    (iv)  Within fifteen (15) days following
     each anniversary date of the Executive's termination of employment (and within fifteen (15) days following receipt of the last Section 6(a) payment), he shall provide the Company and the Bank with such detailed information and records as may have been reasonably requested to confirm the compensation he earned during the preceding twelve (12) months (or shorter period, if applicable). In the absence of a specific request for detailed information, he shall only be required to deliver written notice of the total of such compensation amount.

                    (v)  Upon receipt of the earned compensation
     information from Executive, the Bank shall withhold subsequent monthly payments until the amount withheld equals the reduction required with respect to the prior year. If no monthly payments remain to be paid, the Company or the Bank will remit to Executive a bill, setting forth the amount overpaid to him by reason of this subsection, which bill shall become due and payable thirty
     (30) days following its receipt.

          18. Indemnification of Executive. The Company and the Bank shall indemnify the Executive against any action brought against him by reason of the fact that he serves or had served as a trustee and/or officer of the Company and the Bank for (i) reasonable costs and expenses, including reasonable attorneys fees, actually paid or incurred by the Executive in connection with proceedings relating to the defense or settlement of such action, (ii) any amount for which he becomes liable by reason of any judgment in such action, and (iii) reasonable costs and expenses, including reasonable attorney fees, actually paid or incurred by the Executive in any action to enforce his rights under this Section, if the Executive obtains a final judgment in his favor in such enforcement action. Notwithstanding the foregoing, the indemnification provided for herein shall be made to the Executive only if (i) the final judgment on the merits is in the Executive's favor, or
(ii) in case of (a) a settlement, (b) a final judgment against the Executive, or (c) a final judgment in the Executive's favor, other than on the merits, if a majority of the disinterested Directors of the Bank determine that he was acting in good faith in the scope of his employment or authority as he could have reasonably have perceived it under the circumstances and for a purpose he reasonably believed under the circumstances was in the best interest of the Bank or the Company.

               (b)  In addition, the Executive shall be
indemnified by the Company and the Bank to the fullest extent provided under their respective Articles of Incorporation and Bylaws.

               (c) For purposes of this Section, the following terms shall have the meanings set forth below:

                    (i)  "Action" means any action, suit or
     other judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                    (ii)  "Final Judgment" means a judgment,
     decree, or order which is appealable and as to which the period for appeal has expired and no appeal has been taken;

                    (iii)  "Settlement" includes the entry of a
     judgment by consent or by confession or upon a plea of guilty or of nolo contendere.

          19. Separability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          20. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

          21. Headings/References to Directors. The headings of the Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement. References to Directors in this Agreement shall include trustees to the extent that the Articles of Incorporation of the Company, the Bank or any successor hereunder provide for management by trustees rather than Directors.

          22. Guaranty. The Company hereby guarantees to the Executive the full and timely performance by the Bank of each and every obligation of the Bank contained in this Agreement.

          23. Effective Date; Termination of Prior Agreement. This Agreement shall become effective immediately upon the execution and delivery of this Agreement by the parties hereto. Upon the execution and delivery of this Agreement by the parties hereto, any prior agreement relating to the subject matter hereof, shall be automatically terminated and be of no further force or effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              PSB BANCORP, INC.

                              By________________________________
                                     Anthony DiSandro,
                                     President

                              Attest:___________________________
                                     Rosanne Pauciello,
                                     Secretary

                                          ("Company")


                              FIRST PENN BANK

                              By________________________________
                                     Anthony DiSandro,
                                     President

                              Attest:___________________________
                                     Rosanne Pauciello,
                                     Secretary

                                            ("Bank")

Witness:

__________________________    __________________________________
                              John J. O'Connell

                                         ("Executive")